September 15, 1997



Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt



          SECURITIES AND EXCHANGE COMMISSION

               Washington, D. C.  20549





                       FORM 8-K


                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 15, 1997


                   INDIANA ENERGY, INC.
 (Exact name of registrant as specified in its charter)


            INDIANA                1-9091               35-1654378
(State or other jurisdiction   (Commission File No.)    (IRS Employer
     of incorporation)                                   Identification Number)



1630 North Meridian Street, Indianapolis, Indiana  46202
   (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code: (317) 926-3351



Item 5.    Other Events

           See the following press release dated
           September 15, 1997, announcing the receipt by Indiana Gas Company, Inc. (Indiana Gas), a wholly owned subsidiary of Indiana Energy, Inc., of a ruling issued by the Indiana Utility
           Regulatory Commission (IURC) on September 12,
           1997. This ruling addresses a proceeding initiated by a small group of Indiana Gas' and Citizens Gas and Coke Utility's (Citizens Gas) customers who contended that the gas service contracts between ProLiance Energy, LLC, a non-regulated marketing affiliate of Indiana Energy, Inc., and Indiana Gas and Citizens Gas should be disapproved by the IURC.

           September 15, 1997
           Indiana Energy, Inc. Receives Favorable Ruling
           Regarding ProLiance Energy, LLC

           On September 12, 1997, the Indiana Utility
           Regulatory Commission issued the decision in the complaint proceeding relating to the gas supply and portfolio administration agreements between ProLiance Energy, LLC and Indiana Gas Company, Inc. and ProLiance and Citizens Gas & Coke Utility. The Commission concluded that these agreements are consistent with the public interest. The management of Indiana Energy, Inc. believes that the decision is supportive of the utilities' relationship with ProLiance in all material respects. ProLiance is an Indianapolis, Indiana based marketer of energy and related services and was formed in March of 1996 by affiliates of Indiana Energy and Citizens Gas.

           This decision is particularly important because the Commission has recognized that significant customer benefits can be achieved if utilities are encouraged to work toward innovative customer solutions in the changing energy marketplace. As a result of ProLiance's provision of service to Indiana Gas and Citizens Gas, in excess of $50 million in gas costs savings will be realized for the customers of those utilities over the initial four and one-half year term of the utilities' agreements. Further, the Commission has recognized that benefits for investors are appropriate when risks are being assumed by those investors.

           As a result of this decision, Indiana Energy has determined that a substantial portion of the reserve it had previously recorded for earnings associated with ProLiance's gas supply and gas marketing business will be adjusted downward.
           This will have the effect of increasing Indiana
           Energy's 1997 net income by approximately $3 million.

           The Commission's decision suggests that all material provisions of the agreements between ProLiance and the utilities are reasonable. In the decision the Commission acknowledged that the utilities' purchases of gas commodity from ProLiance at index prices, as compared to ProLiance's actual cost, is not unreasonable. The Commission also acknowledged that the amounts paid by ProLiance to the utilities for the prospect of using pipeline entitlements if and when they are not required to serve the utilities' firm customers, and the fees paid by the utilities to ProLiance for portfolio administration services are not unreasonable. Nevertheless, with respect to each of these matters, the Commission concluded that additional findings in the gas cost adjustment process would be appropriate and directed that these matters be considered further in the pending, consolidated gas cost adjustment proceeding involving Indiana Gas and Citizens Gas. The Commission has not yet established a schedule for conducting these additional proceedings.


                      SIGNATURES

   Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated September 15, 1997         /s/Niel C. Ellerbrook
                                 Niel C. Ellerbrook
                                 Executive Vice President, Treasurer
                                 and Chief Financial Officer



Dated September 15, 1997         /s/Jerome A. Benkert
                                 Jerome A. Benkert
                                 Controller